UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WAVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On March 14, 2024, WaveDancer, Inc. (“WaveDancer” or the “Company”) held a Special Meeting of the stockholders of the Company (the "Special Meeting"). The record date for the meeting was February 1, 2024, and the number of outstanding shares on such date was 2,013,180. A total of 1,176,230 shares were present in person or by proxy at the Special Meeting. At the Special Meeting, the Company’s stockholders acted upon the following matters, all of which related to the proposed merger under the Agreement and Plan of Merger, by, between and among the Company, FFN Merger Sub, Inc, the Company’s wholly-owned subsidiary, and Firefly Neuroscience, Inc.(“Firefly”) dated November 15, 2023, as amended as of January 12, 2024, (“Merger Agreement”): (i) to approve, for purposes of complying with Nasdaq Listing Rules 5635(a) and 5635(b), the issuance of shares of WaveDancer common stock to Firefly stockholders and other parties in connection with the Merger Agreement, and the transactions contemplated thereby or in connection therewith, including with respect to the potential change of control of WaveDancer that may result following the completion of the merger (the “Nasdaq Proposal”), (ii) to approve an amendment to the amended and restated certificate of incorporation of the combined company resulting from the merger, which will be in effect at the effective time of the merger (the “A&R Charter”) to effect a reverse stock split at the discretion of the WaveDancer Board of Directors with a ratio between 1-for-1.5 and 1-for-20 with respect to the issued and outstanding common stock of the combined company immediately following the merger (the “Reverse Stock Split Proposal”), (iii) to approve the A&R Charter, to be effective upon consummation of the merger, including, among other things, changing the name of the combined company to Firefly Neuroscience, Inc. (the “A&R Charter Proposal”), (iv) to approve the 2024 Plan (the “Incentive Plan Proposal”), and (v) to approve the sale of all of the outstanding shares of Tellenger, Inc. (the “Tellenger Sale Transaction”) pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of November 15, 2023, as it may be amended (the “Stock Purchase Agreement”), by and between WaveDancer and Wavetop Solutions, Inc., a Delaware corporation (the “Tellenger Sale Proposal”). The following is a summary of the voting results for each matter presented to stockholders.

Proposal 1: Stockholders approved the Nasdaq Proposal.
For	Against	Abstain	Broker Non-Votes
1,094,466	79,292	2,472	n/a

Proposal 2: Stockholders approved the Reverse Stock Split Proposal.
For	Against	Abstain	Broker Non-Votes
1,057,245	81,997	36,998	n/a

Proposal 3: Stockholders approved the A&R Charter Proposal.
For	Against	Abstain	Broker Non-Votes
1,078,049	64,964	33,217	n/a

Proposal 4: Stockholders approved the Incentive Plan Proposal.
For	Against	Abstain	Broker Non-Votes
1,007,407	98,499	70,324	n/a

Proposal 5: Stockholders approved the Tellenger Sale Transaction.
For	Against	Abstain	Broker Non-Votes
1,049,664	85,099	41,467	n/a

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVEDANCER, INC.

Date: March 18, 2024	By:	/s/ Timothy G. Hannon
Timothy G. Hannon
Chief Financial Officer

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